Exhibit 99.1

             Indalex Announces Second Quarter Results

    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--Aug. 13, 2007--Indalex
Holdings Finance, Inc. (Indalex or the Company) today announced results for the three months ended July 1, 2007.

    Timothy R.J. Stubbs, President and Chief Executive Officer, said, "The North American extrusion continues to be weak, as conditions in the Residential Building and Construction market remain poor, and we are concerned about the truck trailer market for the remainder of the year. We are not counting on a rebound in market demand for the duration of this year, and will continue to focus on cost control and gaining share in our target markets."

    For the three months ended July 1, 2007, net sales were $304.8 million, compared to $353.0 million for the three months ended July 2, 2006. Extrusion shipment volume fell 16.6% as a result of weak market demand, particularly in the Residential Building and Construction end-user market. Net sales reflect higher base aluminum prices, which were up an average of 2% in the three months ended July 1, 2007 compared to the three months ended July 2, 2006.

    For the three months ended July 1, 2007, the loss from operations was $0.5 million, compared to income from operations of $8.6 million in the three months ended July 2, 2006. The decrease was primarily due to the volume drop, a $0.8 million increase in losses related to mark-to-market on derivatives and $0.5 million of restructuring expenses, partially offset by lower selling, general and administrative expenses and a lower management fee expense. For the three months ended July 1, 2007, unit freight and energy costs were slightly higher, and unit labor costs were about the same as for the three months ended July 2, 2006.

    For the three months ended July 1, 2007, net income was $30.1 million as compared to a net loss of $0.4 million in the three months ended July 2, 2006. As a result of the sale of the Company's investment in Asia Aluminum Group (AAG), the Company recorded a gain of $51.2 million. For the three months ended July 1, 2007, net interest expense was $9.4 million as compared to $9.6 million in the three months ended July 2, 2006, due to interest income of $0.4 million earned on the proceeds from the AAG sale, partially offset by a higher average interest rate on the Company's revolver borrowings. Net income for the three months ended July 1, 2007 reflects equity income from AAG of $4.0 million as compared to $1.3 million for the three months ended July 2, 2006. Adjusted EBITDA (as defined below) decreased by 49%, or $16.7 million, to $17.1 million.

    For the three months ended July 1, 2007, Indalex generated $0.3 million of cash from operations, compared to cash from operations of $13.6 million in the prior year. The lower cash generation was due to the decrease in Adjusted EBITDA, partially offset by a smaller increase in working capital (defined as accounts receivable and inventories, less accounts payable) for the three months ended July 1, 2007 as compared to the three months ended July 2, 2006. Inventory levels were negatively impacted by lower than anticipated volume levels. The Company had $107.5 million of borrowings under its revolving credit facility at July 1, 2007. The Company used the proceeds from the sale of its investment in AAG to repurchase $71.9 million aggregate principal amount of its 11 1/2 % second-priority senior secured notes due 2014 pursuant to a tender offer for the notes and to pay a dividend of $76.6 million to its stockholders.

    For the six months ended July 1, 2007, net sales were $596.0 million, compared to $664.0 million for the six months ended July 2, 2006. Extrusion shipment volume fell 15.6% as a result of weak market demand, particularly in the Residential Building and Construction end-user market. Net sales reflect higher base aluminum prices, which were up an average of 7% in the six months ended July 1, 2007 compared to the six months ended July 2, 2006.

    For the six months ended July 1, 2007, the loss from operations was $2.6 million, compared to income from operations of $9.0 million in the six months ended July 2, 2006. The decrease was due to the volume drop, an increase of $2.1 million in audit and legal expenses related to the registration and exchange of 11 1/2 % second-priority senior secured notes due 2014 and Sarbanes-Oxley compliance; an increase of $2.1 million in restructuring expenses and a $1.9 million decrease in gains related to mark-to-market on derivatives. For the six months ended July 1, 2007, unit freight and energy costs were higher, and unit labor costs were about the same as for the six months ended July 2, 2006. For the six months ended July 2, 2006, income from operations was reduced by $7.8 million due to the write up of inventory to fair value as the result of the application of purchase accounting for the Indalex Holdings acquisition (defined below).

    For the six months ended July 1, 2007, net income was $23.4 million as compared to a net loss of $7.2 million in the six months ended July 2, 2006. As a result of the sale of the Company's investment in Asia Aluminum Group (AAG), the Company recorded a gain of $51.2 million. For the six months ended July 1, 2007, net interest expense was $19.3 million as compared to $16.1 million in the six months ended July 2, 2006, primarily due to higher debt levels incurred in connection with the acquisition of the Company in February 2006 being outstanding for the entire period. Net loss for the six months ended July 2, 2006 also reflects $5.5 million in payments to Sun Capital in connection with the acquisition. Net loss for the six months ended July 1, 2007 reflects income from AAG of $8.9 million as compared to $3.1 million for the six months ended July 2, 2006. Adjusted EBITDA (as defined below) decreased by 54%, or $29.5 million, to $24.9 million.

    For the six months ended July 1, 2007, Indalex used $42.1 million of cash in operations, compared to cash from operations of $3.6 million in the prior year. The higher use of cash was due to a $15.5 million semi-annual interest payment made on the Company's senior secured notes during the six months ended July 1, 2007, the decrease in Adjusted EBITDA, and a smaller increase in accounts payable for the six months ended July 1, 2007 as compared to the six months ended July 2, 2006. Inventory levels were impacted by both lower than anticipated volume levels and base aluminum prices, which were 7% higher than a year ago.

    Indalex Holdings Finance, Inc. has scheduled a conference call for Tuesday, August 14, at 11:00 a.m. ET (10:00 a.m. CT) to discuss financial results. The call-in number is 1-800-553-0358 (U.S) or 1-612-332-1210 (International).

    The financial information of Indalex contained in this press release for periods prior to February 2, 2006 is the combined financial information of Indalex Inc. and Indalex Limited, which were wholly owned by Novar plc and, after March 31, 2005, Honeywell International, Inc. ("Honeywell"). On February 2, 2006, Indalex Holding Corp. acquired the Indalex entities from Honeywell (the "Indalex Holdings acquisition"). Indalex Holding Corp. is a holding company that is a wholly-owned direct subsidiary of Indalex Holdings Finance Inc., which is beneficially owned by affiliates of Sun Capital Partners, Inc., certain other investors and members of the Company's management team. In this press release, the Indalex entities prior to the Indalex Holdings acquisition are referred to as "Predecessor 2" for the period from January 1, 2006 to February 1, 2006. Indalex following the Indalex Holdings acquisition is referred to as "Successor" for the period from February 2, 2006 to April 2, 2006 and for the three months ended July 1, 2007. The predecessor and successor companies are different reporting entities. Although the results have been combined to facilitate a comparative discussion of the periods presented, this presentation is not in accordance with generally accepted accounting principles and the periods presented are not comparable due to the change in basis of assets that resulted from the application of the purchase method of accounting in connection with the Indalex Holdings acquisition.

    About Indalex Holdings Finance, Inc. and Indalex Holding Corp.

    Indalex Holding Corp., a wholly owned subsidiary of Indalex Holdings Finance Inc., through its operating subsidiaries Indalex Inc. and Indalex Ltd., with headquarters in Lincolnshire, Illinois, is the largest independent producer of soft alloy extrusion products and the second largest aluminum extruder in North America. The company's aluminum extrusion products are widely used throughout industrial, commercial, and residential applications and are customized to meet specific end-user requirements.

    The company's North American network includes two cast houses, 14 extrusion facilities, 37 extrusion presses with circle sizes up to 12 in., a variety of fabrication and close tolerance capabilities, 9 electrostatic paint lines and three anodizing operations.

    For additional information, please visit www.indalex.com.

    About Sun Capital Partners, Inc.

    Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 160 companies worldwide with combined sales in excess of $35 billion since Sun Capital's inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, New York, as well as affiliates with offices in London, Tokyo and Shenzhen. For more information, please visit: www.SunCapPart.com.

    Forward-looking information

    This release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company. Such items are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. The principal important risk factors and uncertainties include, but are not limited to, changes in general economic conditions, aluminum and other material costs, labor costs, interest rates, and other adverse changes in general economic conditions, consumer confidence, competition, currency exchange rates as they affect the Company's Canadian operations, environmental factors, unanticipated legal proceedings, and conditions in end user markets. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                    INDALEX HOLDINGS FINANCE, INC.
                     CONSOLIDATED BALANCE SHEETS
               As of July 1, 2007 and December 31, 2006
                        (Dollars in thousands)
                             (Unaudited)

                                                          December 31,
                                            July 1, 2007      2006
                                            ------------  ------------
ASSETS
Current Assets:
     Cash and cash equivalents                   $2,411       $11,157
     Accounts receivable, less allowance of
      $5,421 in 2007 and $4,462 in 2006         137,898       103,924
     Receivable from suppliers                    7,783         8,980
     Inventories                                 98,327        67,182
     Prepaid expenses and other current
      assets                                     11,439        10,765
                                            ------------  ------------
          Total current assets                  257,858       202,008

     Investment in AAG                                -        96,950
     Property, plant, and equipment, net        198,369       199,638
     Goodwill                                     3,537         3,537
     Other intangibles, net                      73,135        78,264
     Deferred financing costs                    10,624        14,594
     Other assets                                 1,582         2,692
                                            ------------  ------------

          Total assets                         $545,105      $597,683
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                           $81,037       $66,780
     Income taxes payable                         1,177         2,648
     Deferred income taxes                        2,402         2,456
     Accrued expenses and other current
      liabilities                                42,600        38,478
     Accrued interest                            11,075        13,806
     Capital lease obligation                     1,374         1,243
     Revolver borrowings                        107,500        55,717
                                            ------------  ------------
          Total current liabilities             247,165       181,128

Other liabilities                                29,376        30,667
Capital lease obligation                          4,182         4,674
Long-term debt                                  195,980       266,957
Deferred income taxes                            31,882        24,859
                                            ------------  ------------

      Total liabilities                         508,585       508,285
                                            ------------  ------------

Commitments and contingencies

Stockholders' equity:
     Common stock ($.001 par value per
      share). Authorized shares 2,900,000.
          Issued and outstanding 1,000,114            1             1
     Additional paid-in capital                  34,440       110,665
     Treasury stock, 90 shares at $111.11
      per share                                     (10)          (10)
     Accumulated retained deficit                  (523)      (23,898)
     Accumulated other comprehensive income       2,612         2,640
                                            ------------  ------------

          Total stockholders' equity             36,520        89,398
                                            ------------  ------------

               Total liabilities and
                stockholders' equity           $545,105      $597,683
                                            ============  ============




                    INDALEX HOLDINGS FINANCE, INC.
            CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the Periods January 1, 2007 through July 1, 2007, January 1, 2006 through February 1, 2006 and
                February 2, 2006 through July 2, 2006
                        (Dollars in thousands)
                             (Unaudited)



                                               Three months ended
                                           --------------------------

                                           --------------------------
                                           July 1, 2007  July 2, 2006
                                           ------------  ------------
                                           (Successor)   (Successor)

Net sales                                     $304,806      $353,023

Costs and expenses:
     Cost of sales                             286,739       323,758
     Selling, general, and administrative       12,974        15,849
     Management fees to affiliates                 250           681
     Amortization of intangible assets           2,521         2,935
     Other expense                               1,532           800
     Restructuring charges                         469             -
     Impairment of long-lived assets               223           487
     Loss on disposal of assets                     62           143
     Mark-to-market on derivatives                 560          (257)
                                           ------------  ------------
          Total costs and expenses             305,330       344,396
                                           ------------  ------------

Income (loss) from operations                     (524)        8,627

Other income (expense):
     External interest expense                  (9,814)       (9,643)
     Deferred financing costs                     (616)         (609)
     Interest income                               373             -
     Loss on redemption of notes                (7,149)            -
     Income from equity method investment
      in AAG                                     4,020         1,282
     Gain on sale of equity method
      investment in AAG                         51,242             -
     Affiliated acquisition fees                     -             -
                                           ------------  ------------

Income (loss) before income taxes               37,532          (343)

Income tax provision (benefit)                   7,470            45
                                           ------------  ------------

Net income (loss)                              $30,062         $(388)
                                           ============  ============



                                        Six months ended
                           -------------------------------------------
                                                 July 2, 2006
                           ------------  -----------------------------
                           July 1, 2007    Jan 1-Feb 1    Feb 2-July 2
                           ------------  ---------------  ------------
                           (Successor)   (Predecessor 2)  (Successor)

Net sales                     $596,028         $100,019      $563,935

Costs and expenses:
     Cost of sales             563,828           95,127       523,578
     Selling, general, and
      administrative            26,928            5,548        24,704
     Management fees to
      affiliates                   569              125           989
     Amortization of
      intangible assets          5,129              920         4,874
     Other expense                 647              195         1,228
     Restructuring charges       2,087                -             -
     Impairment of long-
      lived assets                 223                -           487
     Loss on disposal of
      assets                       120                -             3
     Mark-to-market on
      derivatives                 (916)          (3,619)          782
                           ------------  ---------------  ------------
          Total costs and
           expenses            598,615           98,296       556,645
                           ------------  ---------------  ------------

Income (loss) from
 operations                     (2,587)           1,723         7,290

Other income (expense):
     External interest
      expense                  (19,707)             (24)      (16,061)
     Deferred financing
      costs                     (1,212)               -        (1,010)
     Interest income               373                -             -
     Loss on redemption of
      notes                     (7,149)               -             -
     Income from equity
      method investment in
      AAG                        8,937              643         2,425
     Gain on sale of
      equity method
      investment in AAG         51,242                -             -
     Affiliated
      acquisition fees               -                -        (5,475)
                           ------------  ---------------  ------------

Income (loss) before
 income taxes                   29,897            2,342       (12,831)

Income tax provision
 (benefit)                       6,522              703        (4,020)
                           ------------  ---------------  ------------

Net income (loss)              $23,375           $1,639       $(8,811)
                           ============  ===============  ============


    The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the three months ended July 1, 2007 as compared to the three months ended July 2, 2006:

    (in thousands)



                                         Three months    Three months
                                         ended July 1,  ended July 2,
                                             2007            2006
                                        --------------- --------------
Net income (loss)                              $30,062          ($388)
  Add:
Interest expense (net)                           9,441          9,643
Income tax provision (benefit)                   7,470             45
Depreciation and amortization                   11,213         11,748
                                        --------------- --------------
EBITDA(1)                                       58,186         21,048

Adjustments:
  Income from equity method investment
   in AAG(2)                                    (4,020)        (1,282)
  Stock based compensation expense(3)              191            516
    Impairment of long-lived assets(4)             223            487
  Loss on disposal of fixed assets(5)               62            143
  Mark-to-market on derivatives(6)                 560           (257)
    Amortization of deferred financing
     costs(7)                                      616            609
    Loss on redemption of Notes(8)               7,149              -
    Dividends from equity method
     investment in AAG(9).                       5,895          4,891
  Gain on sale of equity method
   investment in AAG(10)                       (51,242)             -
  Change in LIFO reserve(11)                      (560)         7,581
                                        =============== ==============
Adjusted EBITDA(1)                             $17,060        $33,736
                                        =============== ==============


    (1) "EBITDA" is net (loss) income before interest expense (net), income tax (benefit) provision, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to exclude items that are not considered by management to be indicative of Indalex's ongoing operating performance. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Indalex's results of operations because such presentation assists in analyzing and benchmarking the performance and value of Indalex's business. EBITDA and Adjusted EBITDA are not measures of Indalex's liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of liquidity. Although Indalex uses EBITDA and Adjusted EBITDA as a financial measure to assess the performance of its business, the use of EBITDA and Adjusted EBITDA as an analytical tool is limited because they do not include certain material costs, such as interest, taxes and depreciation and amortization, which are significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain Indalex's business. Indalex's management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate Indalex's business in the same manner as its management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. EBITDA and Adjusted EBITDA presented in this release are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

    (2) Consists of the Company' approximately 25% investment in AAG, which was accounted for under the equity method. The Company sold its investment in AAG on May 15, 2007.

    (3) Represents the non-cash compensation charge allocable to Indalex Holdings Finance, Inc. stock options granted to Indalex employees.

    (4) Represents non-cash impairments of fixed assets: (i) for the three months ended July 2, 2006, an impairment of $0.5 million related to a press in the Company's Connersville, Indiana plant; and (ii) for the three months ended July 1, 2007, an impairment of $0.2 million related to a surplus handling system at the Company's Kokomo, Indiana plant.

    (5) Represents non-cash gains and losses on disposals of fixed assets: (i) for the three months ended July 2, 2006, losses in the normal course of business; and (ii) for the three months ended July 1, 2007, losses recorded in the ordinary course of business.

    (6) Represents unrealized gains and losses on the mark-to-market of foreign currency contracts and aluminum hedges.

    (7) Represents the amortization of $12.6 million of deferred financing costs related to the issue of the 11 1/2% notes, and $4.2 million in deferred financing costs related to the revolving credit facility. These costs are being amortized using the straight-line method over the life of the debt.

    (8) For the three months ended July 1, 2007, represents the loss the Company recorded as a result of the redemption of a portion of its outstanding 11 1/2 % second-priority senior secured notes due 2014. The Company repurchased $71.9 aggregate principal amount of the notes at a 5% premium plus accrued interest. As a result of the repurchase, the Company recorded a loss of $7.1 million, including a repurchase premium of $3.6 million, unamortized debt issue costs of $2.8 million, and unamortized discount on the notes of $0.7 million.

    (9) Represents cash dividends received from AAG. Under the stockholders agreement governing our investment in AAG, AAG was required to distribute not less than 40% of its net realized profits in each fiscal year to AAG and us. We were therefore entitled to receive cash dividends equal to our approximately 25% share of at least 40% of the net realized profits of AAG. However, cash dividends declared in respect of a fiscal period were sometimes paid in a subsequent period. Due to this timing difference, dividends declared by AAG in respect of earnings for AAG's fiscal year ended June 30, 2005 were not paid until the second quarter of 2006 and dividends declared by AAG in respect of earnings for AAG's fiscal year ended June 30, 2006 were not paid until the second quarter of 2007. Dividends received in 2007 includes $3.9 million received in respect of earnings for AAG's fiscal year ended June 30, 2006, and $2.0 million of special dividends received related to the sale of the Company's equity method investment in AAG on May 15, 2007.

    (10) Represents the one-time gain on the sale of the Company's equity method investment in AAG for the three months ended July 1, 2007.

    (11) The last-in, first-out ("LIFO") method was used for purposes of determining the cost of certain aluminum extrusion inventories. Had the first-in, first-out ("FIFO") method been used, net income would have been $7.6 million higher for the three months ended July 2, 2006 and $0.6 million lower for the three months ended July 1, 2007.

    The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the six months ended July 1, 2007 as compared to the six months ended July 2, 2006:

    (in thousands)



                       Successor        Successor      Predecessor 2
                      Period from      Period from      Period from
                       January 1,      February 2,    January 1, 2006
                    2007 to July 1,  2006 to July 2,   to February 1,
                          2007             2006             2006
                    ---------------- ---------------- ----------------
Net income (loss)           $23,375          ($8,811)          $1,639
  Add:
Interest expense
 (net)                       19,334           16,061               24
Income tax provision
 (benefit)                    6,522           (4,020)             703
Depreciation and
 amortization                22,090           19,610            3,741
                    ---------------- ---------------- ----------------
EBITDA(1)                    71,321           22,840            6,107

Adjustments:
  Income from equity
   method investment
   in AAG(2)                 (8,937)          (2,425)            (643)
  Stock based
   compensation
   expense(3)                   402              516                -
    Impairment of
     long-lived
     assets (4)                 223              487                -
  Loss on disposal
   of fixed
   assets(5)                    120                3                -
  Mark-to-market on
   derivatives(6)              (916)             782           (3,619)
    Amortization of
     deferred
     financing
     costs(7)                 1,212            1,010                -
    Loss on
     redemption of
     Notes (8)                7,149                -                -
    Dividends from
     equity method
     investment in
     AAG(9)                   5,895            4,891                -
    Gain on sale of
     equity method
     investment in
     AAG (10)               (51,242)               -                -
    Transaction
     costs(11)                    -                -              743
    Affiliated
     acquisition
     fees(12)                     -            5,475                -
    Purchase
     accounting
     inventory
     adjustments(13)              -            7,767                -
  Non-Indalex
   items(14)                      -                -               48
  Change in LIFO
   reserve(15)                 (373)           7,922            2,430
                    ================ ================ ================
Adjusted EBITDA(1)          $24,854          $49,268           $5,066
                    ================ ================ ================


    (1) "EBITDA" is net (loss) income before interest expense (net), income tax (benefit) provision, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to exclude items that are not considered by management to be indicative of Indalex's ongoing operating performance. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Indalex's results of operations because such presentation assists in analyzing and benchmarking the performance and value of Indalex's business. EBITDA and Adjusted EBITDA are not measures of Indalex's liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of liquidity. Although Indalex uses EBITDA and Adjusted EBITDA as a financial measure to assess the performance of its business, the use of EBITDA and Adjusted EBITDA as an analytical tool is limited because they do not include certain material costs, such as interest, taxes and depreciation and amortization, which are significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain Indalex's business. Indalex's management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate Indalex's business in the same manner as its management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. EBITDA and Adjusted EBITDA presented in this release are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

    (2) Consists of the Company's approximately 25% investment in AAG, which was accounted for under the equity method. The Company sold its investment in AAG on May 15, 2007.

    (3) Represents the non-cash compensation charge allocable to Indalex Holdings Finance, Inc. stock options granted to Indalex employees.

    (4) Represents non-cash impairments of fixed assets: (i) for the period from February 2, 2006 to July 2, 2006, an impairment of $0.5 million related to a press in the Company's Connersville, Indiana plant; and (ii) for the six months ended July 1, 2007, an impairment of $0.2 million related to a surplus handling system at the Company's Kokomo, Indiana plant.

    (5) Represents non-cash losses on disposals of fixed assets: (i) for the period from February 2, 2006 to July 2, 2006, gains in the normal course of business; and (ii) for the six months ended July 1, 2007, a loss of $0.1 million related to the disposal of equipment at the Company's closed Fostoria, Ohio facility.

    (6) Represents unrealized gains and losses on the mark-to-market of foreign currency contracts and aluminum hedges.

    (7) Represents the amortization of $12.6 million of deferred financing costs related to the issue of the 11 1/2% notes, and $4.2 million in deferred financing costs related to the revolving credit facility. These costs are being amortized using the straight-line method over the life of the debt.

    (8) For the six months ended July 1, 2007, represents the loss the Company recorded as a result of the redemption of a portion of the Company's 11 1/2 % second-priority senior secured notes due 2014. The Company repurchased $71.9 aggregate principal amount of the notes at a 5% premium plus accrued interest. As a result of the repurchase, the Company recorded a loss of $7.1 million, including a repurchase premium of $3.6 million, unamortized debt issue costs of $2.8 million, and unamortized discount on Notes of $0.7 million.

    (9) Represents cash dividends received from AAG. Under the stockholders agreement governing our investment in AAG, AAG was required to distribute not less than 40% of its net realized profits in each fiscal year to AAG and us. We were therefore entitled to receive cash dividends equal to our approximately 25% share of at least 40% of the net realized profits of AAG. However, cash dividends declared in respect of a fiscal period were sometimes paid in a subsequent period. Due to this timing difference, dividends declared by AAG in respect of earnings for AAG's fiscal year ended June 30, 2005 were not paid until the second quarter of 2006 and dividends declared by AAG in respect of earnings for AAG's fiscal year ended June 30, 2006 were not paid until the second quarter of 2007. Dividends received in 2007 includes $3.9 million received in respect of earnings for AAG's fiscal year ended June 30, 2006, and $2.0 million of special dividends received related to the sale of the Company's equity method investment in AAG on May 15, 2007.

    (10) Represents the one-time gain on the sale of the Company's equity method investment in AAG for the six months ended July 1, 2007.

    (11) Represents one-time transaction costs related to the Indalex Holdings acquisition.

    (12) Represents one-time affiliated acquisition fees related to the Indalex Holdings acquisition.

    (13) For 2006, as a result of the application of purchase accounting in connection with the Indalex Holding acquisition, the Company adjusted the value of its inventory to fair value at February 2, 2006, which resulted in an increase in cost of sales in the period following the Indalex Holdings acquisition. Because the Company turns its inventory monthly, the Company does not anticipate that this write-up in the value of inventory will have an on-going impact on its results of operations.

    (14) Represents costs related to discontinued Novar plc businesses within the Indalex entities consisting of pension and legal costs in the period from January 1, 2006 to February 1, 2006.

    (15) The last-in, first-out ("LIFO") method was used for purposes of determining the cost of certain aluminum extrusion inventories. Had the first-in, first-out ("FIFO") method been used, net income would have been $2.4 million higher for the period from January 1, 2006 to February 1, 2006; $7.9 million higher for the period from February 2, 2006 to July 2, 2006; and $0.4 million lower for the six months ended July 1, 2007.

    CONTACT: Indalex Holdings Finance, Inc.
             Mike Alger mike_alger@indalex.com 847-810-3122
             Scott Langdon scott_langdon@indalex.com 416-234-5808